Exhibit 4.18
Fifth Amendment To Note Purchase Agreement
This Fifth Amendment dated as of February 10, 2023 (the or this “Fifth Amendment”) to the Note Purchase Agreement (as defined below) is among The Marcus Corporation, a Wisconsin corporation (the “Company”), and each of the institutions set forth on the signature pages to this Fifth Amendment (collectively, the “Noteholders”).
Recitals
    A.    The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of December 21, 2016 (the “Original Note Purchase Agreement”). The Company has heretofore issued $50,000,000 4.32% Senior Notes due February 22, 2027 (the “Notes”) pursuant to the Note Purchase Agreement. As of the date hereof, $50,000,000 of the Notes are outstanding.
    B.    The Company and the Noteholders have heretofore entered into that certain First Amendment to the Note Purchase Agreement dated as of April 29, 2020 (the “First Amendment”), that certain Second Amendment to Note Purchase Agreement dated as of June 26, 2020 (the “Second Amendment”), that certain Third Amendment to Note Purchase Agreement dated as of September 15, 2020 (the “Third Amendment”) and that certain Fourth Amendment to Note Purchase Agreement dated as of July 13, 2021 (the “Fourth Amendment”). The Original Note Purchase Agreement, as amended by that certain First Amendment, as further amended by that certain Second Amendment, as further amended by that certain Third Amendment and as further amended by that certain Fourth Amendment is hereinafter referred to as the “Note Purchase Agreement”. As of the date hereof, $50,000,000 of the Notes are outstanding. The Noteholders are the holders of 100% of the outstanding principal balance of the Notes.
    C.    The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
    D.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement, as amended by this Fifth Amendment, unless herein defined or the context shall otherwise require.
    E.    All requirements of law have been fully complied with and all other acts and things necessary to make this Fifth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
Statement of Agreement
Now, Therefore, the Company and the Noteholders, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

Article I

Amendments to Note Purchase Agreement
Section 1.1.    The following definition contained in Schedule B of the Note Purchase Agreement is hereby deleted and replaced in its entirety as follows:
“Consolidated Adjusted Cash Flow” means, for any period, the Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, (a) depreciation and amortization for such period, (b) all current and deferred taxes on income, provision for taxes on income, provision for taxes on unremitted foreign earnings which are included in consolidated gross revenues and current additions to reserves for taxes, (c) any non-cash share based compensation for such period and (d) Consolidated Interest and Rental Expense, together with those items excluded from the definition of Consolidated Interest and Rental Expense pursuant to the proviso in such definition.
Article II

Conditions to Effectiveness
    Section 2.1.    This Fifth Amendment shall become effective as the date hereof when executed counterparts of this Fifth Amendment, duly executed by the Company and the holders of 51% of the outstanding Notes shall have been delivered to the Noteholders. The changes to the Note Purchase Agreement effectuated by Article I of this Fifth Amendment shall become effective on the date (such date, the “Fifth Amendment Effective Date”) when all of the following conditions have been satisfied:
    (a)    the Noteholders shall have received evidence reasonably satisfactory to them that the Bank Credit Agreement have been amended substantially as proposed in the from annexed hereto annexed hereto as Exhibit A;
    (b)    the holders of Notes shall have received evidence reasonably satisfactory to them that the 2013 NPA has been amended substantially as proposed in the form annexed hereto as Exhibit B;
    (c)    the representations and warranties of the Company set forth Section 5 of the Note Purchase Agreement, as amended by this Fifth Amendment, are true and correct on and with respect to the date hereof;
    (d)    the fees and expenses of Chapman and Cutler, LLP, counsel to the Noteholders, shall have been paid by the Company, in connection with the negotiation, preparation, approval, execution and delivery of this Fifth Amendment; and
    (e)     The Company has not paid any consideration in connection with this Fifth Amendment or any similar amendment, waiver or modification in respect of other Debt of the Company other than legal fees and expenses in connection with the execution and delivery of this Fifth Amendment and that certain Fifth Amendment to the Bank Credit Agreement dated as of February10, 2023.
Article III

Representations and Warranties of the Company
    Section 3.1.    To induce the Noteholders to execute and deliver this Fifth Amendment, the Company represents and warrants (which representations and warranties shall survive the execution and delivery of this Fifth Amendment) to the Noteholders, on the date hereof, that:
    (a)    this Fifth Amendment has been duly authorized, executed and delivered by the Company and this Fifth Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
    (b)    as of the date of the Fifth Amendment Effective Date, the Note Purchase Agreement, as amended by this Fifth Amendment, will constitute the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
    (c)    the execution, delivery and performance by the Company of this Fifth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c);
    (d)    upon giving effect to this Fifth Amendment, the representations and warranties of the Company set forth Section 5 of the Note Purchase Agreement are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); and
    (e)    as of the date hereof, no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will be caused upon giving effect to this Fifth Amendment.
Article IV

Miscellaneous
    Section 4.1.    This Fifth Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Fifth Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.
    Section 4.2.    Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fifth Amendment may refer to the Note Purchase Agreement without making specific reference to this Fifth Amendment but nevertheless all such references shall include this Fifth Amendment unless the context otherwise requires.
    Section 4.3.    The descriptive headings of the various Sections or parts of this Fifth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
    Section 4.4.    This Fifth Amendment shall be governed by and construed in accordance with New York law.
    Section 4.5.    Each Subsidiary Guarantor acknowledges that its consent to this Fifth Amendment is not required, but each Subsidiary Guarantor nevertheless hereby agrees and consents to this Fifth Amendment and to the documents and agreements referred to herein.  Each Subsidiary Guarantor agrees and acknowledges that (i) notwithstanding the effectiveness of this Fifth Amendment, each Subsidiary Guaranty (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time) shall remain in full force and effect without modification thereto, and (ii) nothing herein shall in any way limit any of the terms or provisions of each Subsidiary Guaranty executed by any Subsidiary Guarantor, all of which are hereby ratified, confirmed and affirmed in all respects.  Each Subsidiary Guarantor hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section.  Each Subsidiary Guarantor hereby further acknowledges that the Company may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Note Purchase Agreement without notice to or consent from any Subsidiary Guarantor and without affecting the validity or enforceability of any Subsidiary Guaranty giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guaranty.

    Section 4.6.    This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution hereof by the Company shall constitute a contract between the Company and the Noteholders for the uses and purposes hereinabove set forth, and this Fifth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Delivery of this Fifth Amendment by facsimile, electronic mail or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree to electronic contracting and signatures with respect to this Fifth Amendment.  Delivery of an electronic signature to, or a signed copy of, this Fifth Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Fifth Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fifth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.
Very truly yours,

The Marcus Corporation

By: /s/Chad M. Paris___________________
     Name: Chad M. Paris
         Its: Chief Financial Officer

SIGNATURE PAGE TO
FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT

Acknowledged:

B & G SUN PRAIRIE, LLC
B&G REALTY, LLC
BROOKFIELD CORNERS DEVELOPMENT, LLC
CAFE REFRESHMENTS, INC.
CAPTAINS-KENOSHA, INC.
CENTURY LAKES WP CINEMA, LLC
COLONY INNS RESTAURANT CORPORATION
CORNERS OF BROOKFIELD, LLC
EFAH, LLC
FAMILY ENTERTAINMENT, LLC
FIRST AMERICAN FINANCE CORPORATION
GRAND GENEVA, LLC
GRAYDIENT CREATIVE, LLC
GS HOLDINGS, INC.
HOSPITALITAS INDEMNITY, INC.
INTERNATIONAL EXPORTS CHICAGO, LLC
INTERNATIONAL EXPORTS, LLC
MARCUS BIS PARTNERS, LLC
MARCUS BIS, LLC
MARCUS BLOOMINGTON, LLC
MARCUS CINEMAS OF MINNESOTA AND ILLINOIS, INC.
MARCUS CINEMAS OF OHIO, LLC
MARCUS CINEMAS OF WISCONSIN, LLC
MARCUS CONSID, LLC
MARCUS DEVELOPMENT, LLC
MARCUS EL PASO, LLC
MARCUS FRANKLIN, LLC
MARCUS HOTELS ASSOCIATES, INC.
MARCUS HOTELS HOSPITALITY, LLC
MARCUS HOTELS, INC.
MARCUS HOUSTON, LLC
MARCUS LINCOLN HOTEL, LLC
MARCUS LINCOLN, LLC
MARCUS MANAGEMENT LAS VEGAS, LLC
MARCUS MARYLAND, LLC
MARCUS MIDWEST, LLC
MARCUS MURIETA, LLC

By: /s/Chad M. Paris___________________
Name: Chad M. Paris
Title: Chief Financial Officer

SIGNATURE PAGE TO
FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT

Acknowledged:
MARCUS NORTH HOLLYWOOD, LLC
MARCUS NORTHSTAR, INC.
MARCUS OMAHA, LLC
MARCUS RESTAURANTS, INC.
MARCUS RS, LLC
MARCUS SCHIL, LLC
MARCUS SKIRVIN, INC.
MARCUS SOUTHPORT, LLC
MARCUS SOUTHRIDGE DEVELOPMENT, LLC
MARCUS SPB, LLC
MARCUS THEATRES MANAGEMENT, LLC
MARCUS THEATRES CORPORATION
MARCUS W, LLC
MCS CAPITAL, LLC
MH EXCHANGE HOLDINGS, LLC
MH EXCHANGE III, LLC
MH EXCHANGE IV, LLC
MH EXCHANGE V, LLC
MH EXCHANGE VI, LLC
MH EXCHANGE, LLC
MILWAUKEE CITY CENTER, LLC
MMT LAPAGAVA, LLC
MMT TEXNY, LLC
MOORHEAD GREEN, LLC
NEBRASKA ENTERTAINMENT, INC.
PARKWOOD WESTPOINT PLAZA, LLC
P-CORN ACQUISITIONS OF MINNESOTA AND ILLINOIS, LLC
P-CORN ACQUISITIONS MISSOURI CORPORATION
P-CORN ACQUISITIONS, LLC
PLATINUM CONDOMINIUM DEVELOPMENT, LLC
PLATINUM HOLDINGS LAS VEGAS, LLC
RESORT MISSOURI, LLC
RUSH ONTARIO, LLC
SAFARI MADISON, LLC
SAUK RAPIDS CINEMA, LLC
SHIP, LLC
SPRINGDALE 2006, LLC

By: /s/Chad M. Paris___________________
Name: Chad M. Paris
Title: Chief Financial Officer

SIGNATURE PAGE TO
FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

The Northwestern Mutual Life Insurance Company

By:     Northwestern Mutual Investment Management Company, LLC, Its Investment Adviser

By /s/Michael H. Leske_____________________
Name: Michael H. Leske
Managing Director
We acknowledge that we hold $24,000,000 4.32% Senior Notes due February 22, 2027

SIGNATURE PAGE TO
FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

The Guardian Life Insurance Company of America

By /s/Brian Keating____________________
    Name: Brian Keating
    Title: Authorized Signatory
We acknowledge that we hold $15,000,000 4.32% Senior Notes due February 22, 2027

SIGNATURE PAGE TO
FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

State of Wisconsin Investment Board

By /s/_____________________________
Name:
Title:
We acknowledge that we hold $11,000,000 4.32% Senior Notes due February 22, 2027

SIGNATURE PAGE TO
FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT

Exhibit A

Composite Copy of Bank Credit Agreement

Reflecting Fifth Amendment to the Bank Credit Agreement

[see attached]

Exhibit B

Fifth Amendment to the Note Purchase Agreement dated as June 27, 2013

[see attached]